UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): May 6, 2009

NORANDA ALUMINUM HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-148977	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2009 Noranda Aluminum Holding Corporation (the “Company”) announced the appointment of Robert B. Mahoney to the position of Chief Financial Officer of the Company, effective May 11, 2009.  In connection with Mr. Mahoney’s commencement of employment, Kyle Lorentzen will no longer serve as the Company’s interim Chief Financial Officer and will solely serve as the Company’s Chief Operating Officer.

In connection with Mr. Mahoney’s commencement of employment, the Company entered into a Management Equity Investment and Incentive Term Sheet with Mr. Mahoney.  The term sheet, dated April 22, 2009, becomes effective on May 11, 2009 and provides for a three-year term, with automatic annual renewals upon conclusion of the initial term and thereafter unless either party gives notice of non-renewal at least 90 days prior to a renewal date.

Pursuant to the term sheet, Mr. Mahoney will receive an annual base salary of $375,000 and will be eligible for an annual bonus with a target amount equal to 60% of his annual base salary.

In the event that Mr. Mahoney’s employment is terminated by the Company without “cause” or by Mr. Mahoney for “good reason” (each an, “Involuntary Termination”), subject to his execution and non-revocation of a release of claims against the Company, he would be entitled to (i) 12 months of base salary, payable in accordance with the Company’s regular payroll practices until the end of the calendar year in which the termination occurs, with the remainder payable in a lump sum in January of the year following termination, (ii) a prorated annual bonus for the year of termination, based on actual performance, and (iii) continued health benefits for him and his eligible dependents during any notice period as if he were covered by the Company’s general severance plan for executives.

In connection with entering into the term sheet, Mr. Mahoney will be permitted to purchase up to 30,000 shares of the Corporation’s common stock at fair market value at the time of purchase.  In the event that Mr. Mahoney purchases shares, the Company will grant Mr. Mahoney stock options in respect of 60,000 shares of Company common stock.  Subject to Mr. Mahoney’s continued service with the Company and its subsidiaries through each applicable vesting date, a percentage of his options will vest on the first five anniversaries of his commencement of employment as follows: 15% on the first and second anniversaries, 20% on the third anniversary and 25% on the fourth and fifth anniversaries.  The terms of Mr. Mahoney’s investment and stock options are otherwise generally similar to those applicable to those of other Company employees who hold stock options and have purchased Company common stock.

The foregoing description of the term sheet does not purport to be complete and is qualified in its entirety by reference to the term sheet, which is attached hereto as Exhibit 10.1, and is incorporated into this report by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Management Equity Investment and Incentive Term sheet, dated April 22, 2009, between Noranda Aluminum Holding Corporation and Robert B. Mahoney

SIGNATURES

This report has been signed by the following person on behalf of Noranda Aluminum Holding Corporation in the capacity and on the date indicated.

NORANDA ALUMINUM HOLDING CORPORATION

May 6, 2009	By: /s/ Alan K. Brown
Alan Brown
General Counsel/Vice President- Human Resources

EXHIBIT INDEX

Exhibit Number	Description

10.1	Management Equity Investment and Incentive Term Sheet, dated April 22, 2009, between Noranda Aluminum Holding Corporation and Robert B. Mahoney